As filed with the Securities and Exchange Commission on June 5, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-8893559
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 East 52nd Street, 31st Floor New York, New York	10055
(Address of Principal Executive Offices)	(Zip Code)

Duff & Phelps Corporation Further Amended and Restated 2007 Omnibus Stock Incentive Plan
(Full title of the plan)

Edward S. Forman, Esq.
Executive Vice President, General Counsel & Secretary
Duff & Phelps Corporation
55 East 52nd Street, 31st Floor
New York, New York 10055
(Name and address of agent for service)

(212) 871-2000
(Telephone number, including area code, of agent for service)

Copy to:

David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Class A common stock, par value $0.01	6,000,000	$13.50	$81,000,000	$9,282.60

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan (as defined below) and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Class A Common Stock (as defined below).

(2)
Represents an additional 6,000,000 shares of Class A common stock, par value $0.01 per share (the "Class A Common Stock), of Duff & Phelps Corporation (the "Corporation") issuable under the Duff & Phelps Corporation Further Amended and Restated 2007 Omnibus Stock Incentive Plan (the "Plan").  The Corporation previously filed Registration Statements on Form S-8 (Nos. 333-148144 and 333-169380) with respect to shares issuable under the Plan.

(3)
Computed in accordance with Rule 457(h) under the Securities Act by averaging the high and low sales prices of the Corporation's Class A Common Stock as reported by the New York Stock Exchange on June 4, 2012.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Duff & Phelps Corporation (the "Corporation") is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional 6,000,000 shares of the Corporation's Class A common stock, par value $0.01 per share (the "Class A Common Stock"), that may be issued pursuant to the Duff & Phelps Corporation Amended and Restated 2007 Omnibus Stock Incentive Plan (the "Plan").  These shares are additional securities of the same class as other securities for which previous Registration Statements on Form S-8 were filed with the Securities and Exchange Commission (the "Commission") on December 18, 2007 and September 15, 2010, respectively. The information contained in the Registration Statements on Form S-8 originally filed by the Company with the Commission (File Nos. 33-148144 and 333-169380), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference into this Registration Statement.

The board of directors of the Corporation approved the Plan, as amended and restated, on March 1, 2012, and the Plan was approved by the Corporation's stockholders on April 19, 2012.

PART I – INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act, and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b).

PART II – INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents of the Corporation are incorporated by reference in this registration statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 17, 2012;

•	Quarterly Report of Form 10-Q for the quarterly period ended March 31, 2012, filed with the Commission on April 25, 2012;

•	Current Reports on Form 8-K and Form 8-K/A, dated January 4, 2012, February 2, 2012, March 1, 2012, March 2, 2012, April 23, 2012, April 23, 2012 and May 22, 2012;

•	Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 5, 2012 (portions incorporated by reference in our Annual Report on Form 10-K); and

•
The description of the Class A Common Stock set forth in the registration statement on Form 8-A filed with the Commission on September 20, 2007, and any amendments and reports filed for the purpose of updating such description.

All documents that the Corporation subsequently files pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement.  Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

The legality of the Class A Common Stock offered hereby has been passed upon for the Corporation by Edward S. Forman, Executive Vice President, General Counsel and Secretary of the Corporation. As of June 5, 2012, Mr. Forman beneficially owned 204,756 shares of Class A Common Stock.

Item 8.  Exhibits.

Exhibit No.		Description
4.1
Stockholders Agreement, dated September 5, 2007, by and among Duff & Phelps Corporation, Duff & Phelps Acquisitions, LLC and Shinsei Bank, Limited (incorporated by reference to Exhibit 10.17 to the Corporation's Registration Statement on Form S-1, filed with the Commission on September 13, 2007)

4.2
Amended and Restated Certificate of Incorporation of Duff & Phelps Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Registration Statement on Form S-1, filed with the Commission on September 5, 2007)

4.3
Amended and Restated By-Laws of Duff & Phelps Corporation (incorporated by reference to Exhibit 3.2 to the Corporation's Registration Statement on Form S-1, filed with the Commission on September 5, 2007)

4.4
Third Amended and Restated Limited Liability Company Agreement of Duff & Phelps Acquisitions, LLC, dated as of October 3, 2007 (incorporated by reference to Exhibit 10.1 to the Corporation's Quarterly Report on Form 10-Q, filed with the Commission on November 14, 2007)

5.1	*	Opinion of Edward S. Forman, Executive Vice President, General Counsel and Secretary of Duff & Phelps Corporation

10.1
Duff & Phelps Corporation Further Amended and Restated 2007 Omnibus Stock Incentive Plan (incorporated by reference to Appendix II to the Corporation's Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 5, 2012)

23.1	*	Consent of KPMG LLP

23.2	*	Consent of Edward S. Forman (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on the signature pages hereto)

*		Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on June 5, 2012.

DUFF & PHELPS CORPORATION

By:	/s/ Noah Gottdiener
	Name:	Noah Gottdiener
	Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY
Each of the undersigned officers and directors of Duff & Phelps Corporation, a Delaware corporation, hereby constitutes and appoints Edward S. Forman and Patrick M. Puzzuoli and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Noah Gottdiener	Chairman of the Board, Chief Executive Officer	June 5, 2012
Noah Gottdiener	and President

/s/ Patrick M. Puzzuoli	Executive Vice President & Chief Financial	June 5, 2012
Patrick M. Puzzuoli	Officer

/s/ Robert M. Belke	Director	June 5, 2012
Robert M. Belke

/s/ Peter W. Calamari	Director	June 5, 2012
Peter W. Calamari

/s/ William R. Carapezzi	Director	June 5, 2012
William R. Carapezzi

Signature	Title	Date

/s/ John A. Kritzmacher	Director	June 5, 2012
John A. Kritzmacher

/s/ Harvey M. Krueger	Director	June 5, 2012
Harvey M. Krueger

/s/ Sander M. Levy	Director	June 5, 2012
Sander M. Levy

/s/ Jeffrey D. Lovell	Director	June 5, 2012
Jeffrey D. Lovell

/s/ Gordon A. Paris	Director	June 5, 2012
Gordon A. Paris

EXHIBIT INDEX

Exhibit No.		Description
4.1
Stockholders Agreement, dated September 5, 2007, by and among Duff & Phelps Corporation, Duff & Phelps Acquisitions, LLC and Shinsei Bank, Limited (incorporated by reference to Exhibit 10.17 to the Corporation's Registration Statement on Form S-1, filed with the Commission on September 13, 2007)

4.2
Amended and Restated Certificate of Incorporation of Duff & Phelps Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Registration Statement on Form S-1, filed with the Commission on September 5, 2007)

4.3
Amended and Restated By-Laws of Duff & Phelps Corporation (incorporated by reference to Exhibit 3.2 to the Corporation's Registration Statement on Form S-1, filed with the Commission on September 5, 2007)

4.4
Third Amended and Restated Limited Liability Company Agreement of Duff & Phelps Acquisitions, LLC, dated as of October 3, 2007 (incorporated by reference to Exhibit 10.1 to the Corporation's Quarterly Report on Form 10-Q, filed with the Commission on November 14, 2007)

5.1	*	Opinion of Edward S. Forman, Executive Vice President, General Counsel and Secretary of Duff & Phelps Corporation

10.1
Duff & Phelps Corporation Further Amended and Restated 2007 Omnibus Stock Incentive Plan (incorporated by reference to Appendix II to the Corporation's Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 5, 2012)

23.1	*	Consent of KPMG LLP

23.2	*	Consent of Edward S. Forman (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on the signature pages hereto)

*		Filed herewith